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                                                                     EXHIBIT 3.2

                                                                        09/25/96
                                                                   Rev. 01/01/99
                                     BY-LAWS
                                       OF
                     ASSOCIATES CORPORATION OF NORTH AMERICA
                                   (DELAWARE)

                                    ARTICLE I

                                  STOCKHOLDERS

Section 1. PLACE OF MEETING: Meetings of the stockholders (whether annual or special) may be held at such place, within or without the State of Delaware, as the board of directors shall from time to time designate, provided, however, in the absence of such designation, meetings shall be held at the principal office of the company in Irving, Texas.

Section 2. ANNUAL MEETING: The annual meeting of stockholders shall be held at such time as may from time to time be fixed by resolution of the board of directors. Should said day be a Saturday, Sunday or legal holiday, such annual meeting shall be held on the preceding regular business day. If, for any reason, the annual meeting be not held at the time aforesaid, the directors shall fix another date for such meeting.

Section 3. NOTICE OF ANNUAL MEETING: The secretary shall mail, in the manner provided in Section 2 of Article V of these by-laws, or shall deliver, a written or printed notice of each annual meeting to each stockholder of record entitled to vote thereat, at least ten (10) days before the date of such meeting.

Section 4. PURPOSE OF ANNUAL MEETING: Annual meetings of stockholders shall be held for the purpose of receiving the reports of officers, electing directors and transacting such other business as may be properly presented thereat.

Section 5. SPECIAL MEETINGS: Special Meetings of the stockholders may be held at any time on call of the chairman of the board of directors, or of a vice chairman of the board of directors, or of the board of directors, or of the president, or of the stockholders holding not less than one-fourth (1/4) of the outstanding shares entitled, by the Certificate of Incorporation and by the General Corporation Law of the State of Delaware, to vote on the business proposed to be transacted thereat.

Section 6. NOTICE OF SPECIAL MEETINGS: The person or persons calling a special meeting, or the secretary at their direction, shall mail, in the manner provided in Section 2 of Article V of these by-laws, or shall deliver, a written or printed notice thereof to each holder of outstanding shares entitled, by the Certificate of Incorporation and by the General Corporation Law of the State of Delaware, to vote on the business proposed to be transacted at such meeting, at least ten (10) days before the date of such meeting. Such notice shall specify by whom such meeting was called and the time and place thereof and the purpose or purposes for which such meeting was called.

Section 7. WAIVER OF NOTICE: Any stockholder may waive, in writing, notice of any meeting of stockholders. Presence of a stockholder, in person or by proxy, at any meeting of stockholders, and participation in such meeting, shall constitute a waiver of notice thereof on the part of such stockholder.

Section 8. QUORUM: A majority of the shares of issued and outstanding capital stock entitled, by the Certificate of Incorporation and by the General Corporation Law of the State of Delaware, to vote on the business proposed to be transacted at such meeting represented by the holders of record thereof, in person or by proxy, shall constitute a quorum for the transaction of business.

Section 9. VOTING RIGHTS: Shares which have been transferred on the books of the company after the record date of such meeting fixed by the board of directors, or, if no such record date is fixed, within ten (10) days next preceding the date of the meeting, shall not be entitled to vote at such meeting.

           At all meetings of the holders of common stock, each share of stock shall be entitled to one (1) vote.


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Section 10. PROXIES: Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy executed in writing by the stockholder or any authorized attorney in fact. All proxies shall be delivered to the secretary at or before the time of such meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless a longer time is expressly provided therein.

Section 11. ORDER OF BUSINESS: The order of business at the annual meeting and, so far as practical, at all other meetings shall be as follows:

            1.      Determination of shares present.
            2.      Reading and disposal of any unapproved minutes.
            3.      Reports of officers and committees.
            4.      Election of directors.
            5.      Unfinished business.
            6.      New business.

                                   ARTICLE II

                                    DIRECTORS

Section 1. NUMBER AND ELECTION: The number of directors of this company shall be not less than one (1) nor more than twenty-five (25). Hereafter, the number of directors shall be such number between one (1) and twenty-five (25), inclusive, as may be elected from time to time by resolution of the board of directors adopted by the vote of a majority of the then number of directors, or by resolution of the stockholders adopted by the vote of a majority of the shares entitled to vote thereon. Each director shall be elected each year by a majority vote of the stockholders present in person or by proxy at the annual meeting of stockholders and shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. Any vacancy occurring in the board of directors caused by death, resignation, increase in number of directors or otherwise may be filled by a majority vote of the remaining members of the board, and any director so elected shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified.

Section 2. PLACE OF MEETING: Meetings of the board of directors may be held at such place, either within or without the State of Delaware, as may from time to time be designated by the chairman of the board of directors, or by a vice chairman of the board of directors, or by the president, or by resolution of the board of directors or as may be specified in the call of any meeting. In the absence of any such designation, the meetings shall be held at the principal office of the company in Irving, Texas.

Section 3. REGULAR MEETINGS: Regular meetings of the board of directors shall be held immediately after each annual meeting of stockholders and at such other times as may from time to time be fixed by resolution of the board of directors. Notice need not be given of regular meetings of the board of directors.

Section 4. SPECIAL MEETINGS: Special meetings of the board of directors may be held at any time on the call of the chairman of the board of directors, or of a vice chairman of the board of directors, or of the president, or of the board of directors, or of the executive committee. Special meetings may be held at any time or place without notice if all the directors are present or if those not present waive notice of the meeting in writing.

Section 5. NOTICE OF SPECIAL MEETINGS: The person or persons calling a special meeting, or the secretary, at their discretion, shall do so by oral, telegraphic or written notice duly delivered to each director not less than one day before such meeting. Notice of any special meeting need not specify the purpose thereof.

Section 6. WAIVER OF NOTICE: Any director may waive, in writing, notice of any meeting of directors. The presence of a director at any meeting of the board and his participation in such meeting shall constitute a waiver of notice thereof on the part of such director.

Section 7. QUORUM: A majority of the duly elected and qualified directors then holding such positions shall constitute a quorum for the transaction of business.


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Section 8. COMPENSATION OF DIRECTORS: Each director who is not an officer or employee of this company or of the parent company of this company or of any affiliate of either shall (1) be paid a fee of Twelve Thousand Five Hundred Dollars ($12,500.00) per annum, (2) be paid a fee of One Thousand Two Hundred Fifty Dollars ($1,250.00) per meeting of the board of directors attended, (3) be paid a fee of Five Hundred Dollars ($500.00) per meeting of committees of the board of directors attended, and (4) be reimbursed for travel expenses incurred in attending any meetings held outside the county of his residence.

Section 9. ORDER OF BUSINESS: The regular order of business of the meetings of directors, so far as practical, shall be as follows:

           1.      Reading and disposal of unapproved minutes.
           2.      Reports of officers and committees.
           3.      Unfinished business.
           4.      New business.

Section 10. EXECUTIVE COMMITTEE: The board of directors may, by resolution adopted by a majority of the whole board, designate three (3) or more of their number to constitute an executive committee, which committee shall have and exercise all of the authority of the board of directors in the management of the company, including but not limited to the power and authority to declare regular or special dividends and to authorize the issuance of stock. The committee shall appoint a secretary who need not be a member of the committee. He shall keep minutes of all meetings which minutes shall be read at the following meeting of the board of directors. The committee shall from time to time make such rules as it deems proper for the convening and conducting of its meetings.

Section 11. OTHER COMMITTEES: The board of directors may, by resolution adopted by a majority of the whole board, designate from time to time such standing and special committees as may be necessary or desirable to manage the affairs of the company, fix the number of members thereof, and specify the duties thereof.

Section 12. TEMPORARY COMMITTEE MEMBERS: In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to serve on such committee until the next regular meeting of the board of directors.

                                   ARTICLE III

                                    OFFICERS

Section 1. OFFICERS: The Officers of the Company shall include a Chairman of the Board of Directors and may include one or more Vice Chairmen of the Board of Directors, each of whom shall be chosen from among the directors, a President and a Secretary, each of whom shall be elected by the Board of Directors to hold office until his or her successor shall have been chosen and shall have qualified. The Chairman of the Board of Directors or the President may elect or appoint one or more Senior Executive Vice Presidents, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Treasurer, a Comptroller, a General Counsel, one or more Assistant Vice Presidents, one or more Assistant Treasurers, one or more Assistant Comptrollers, one or more Assistant General Counsels, one or more Assistant Secretaries, and the Chairman of the Board of Directors or President may elect or appoint such other officers as such officer may deem necessary, or desirable, each of whom shall have such authority, shall perform such duties and shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time more than one office, excepting that the duties of the President and Secretary shall not be performed by one person.


Section 2. ELECTION: At the first meeting after their election the directors shall elect annually the officers enumerated in Section 1 of this Article to hold office until the regular meeting of directors following the next annual meeting of the stockholders and until others are elected and shall have qualified in their stead, excepting as in this Article otherwise provided.

Section 3. APPOINTMENT: The chairman of the board or the president may, from time to time, designate and appoint one or more senior executive vice presidents, one or more executive vice presidents, one or more senior vice presidents, one or more vice president, a treasurer, a comptroller, a general counsel, one



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or more assistant vice presidents, one or more assistant treasurers, one or more assistant comptrollers, one or more assistant general counsels, one or more assistant secretaries, and the chairman of the board or president may elect or appoint such other officers as such officer may deem necessary, or desirable, each of whom shall have such authority, shall perform such duties and shall hold office until the regular meeting of the board of directors following the next annual meeting of the stockholders, excepting as in this Article otherwise provided.

Section 4. CHAIRMAN OF THE BOARD OF DIRECTORS: The chairman of the board of directors shall be a director. He shall preside at all meetings of stockholders and at all meetings of the directors and of the executive committee thereof. As chief executive officer he shall have general supervision of the affairs of the company. He is charged with the responsibility for the prudential affairs of the company and for the maintenance of harmony and accord and may at his discretion discharge subordinate officers, employees, clerks and agents under his supervision, excepting officers who are also directors, and appoint their successors who shall hold office until the next annual meeting of directors. He shall also perform all such other duties as are incidental to his office or properly required of him by the board of directors.

Section 5. VICE CHAIRMAN OF THE BOARD OF DIRECTORS: Each vice chairman of the board of directors shall be a director and shall be assigned specific areas of responsibility by the chairman of the board of directors. He shall have general supervision of those affairs of the corporation designated by the chairman for his attention and may employ and discharge subordinate officers, employees, clerks and agents under his supervision, excepting officers who are also directors. He shall perform such duties as are incidental to his office or properly required of him by the chairman of the board of directors.

Section 6. PRESIDENT: The president shall be a director. In the absence of the chairman of the board of directors he shall preside at all meetings of stockholders and at meetings of the board of directors. As chief operating officer the president shall have general supervision of the affairs of the corporation designated by the chairman for his attention and may employ and discharge subordinate officers, employees, clerks and agents under his supervision, excepting officers who are also directors. He shall perform all such duties as are incidental to his office or properly required of him by the chairman of the board of directors.

Section 7. VICE PRESIDENTS: Each vice president shall have general supervision of those affairs of the company designated for his attention by the chairman of the board of directors and such other officer to whom he is directly responsible and may employ and discharge subordinate officers, employees, clerks and agents under his supervision. Each vice president shall perform all such duties as are incidental to his office or properly required of him by the chairman of the board of directors and such other officer or officers to whom he is directly responsible.

Section 8. SECRETARY: The secretary shall keep full and accurate minutes of the meetings of stockholders and of directors in the proper record book of the company provided therefor, give due notice of all annual meetings of stockholders and of all special meetings of stockholders and directors on proper call therefor being filed with him. He shall have custody of the seal of the company and shall perform all such duties as are incidental to his office or properly required of him by the chairman of the board of directors and such other officer or officers to whom he is directly responsible.

Section 9. TREASURER: The treasurer shall perform all such duties as are incidental to his office or properly required of him by the chairman of the board of directors and such other officer or officers to whom he is directly responsible.

Section 10. COMPTROLLER: The comptroller shall keep and maintain the books of account of the company in such manner that they fairly present the financial condition of the company and its subsidiaries. The comptroller shall perform all such duties as are incidental to his office or properly required of him by the chairman of the board of directors and such other officer or officers to whom he is directly responsible.

Section 11. GENERAL COUNSEL: The general counsel shall have general supervision of the legal affairs and litigation of the company. He shall perform all such duties as are incidental to this office or are properly required of him by the chairman of the board of directors and such other officer or officers to whom he is directly responsible.



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Section 12. ASSISTANT VICE PRESIDENTS; ASSISTANT SECRETARIES; ASSISTANT
TREASURERS AND OTHER SUBORDINATE OFFICERS: Each assistant vice president, assistant secretary, assistant treasurer and other subordinate officers shall perform such duties as may be incidental to his office or properly required of him by the chairman of the board and such other officer or officers to whom he is directly responsible.

Section 13. VACANCIES: A vacancy in any office filled by election of the board of directors existing at the time of any meeting of the board of directors or of the executive committee of the board of directors may be filled by the board of directors or by the executive committee of the board of directors by the election of a new officer who shall hold office, subject to the provisions of this Article, until the regular meeting of directors following the next annual meeting of stockholders and until his successor is elected.

Section 14. REMOVAL OR DISCHARGE: Any officer may be removed or discharged by the chairman of the board of directors at any time excepting an officer who is also a director. Any officer who is a director may be discharged at any time by the board of directors.

                                   ARTICLE IV

                                  CAPITAL STOCK

Section 1. CERTIFICATE OF STOCK: Each stockholder of the company whose stock has been paid in full shall be entitled to a certificate or certificates showing the amount of stock of the company standing on the books in his or her name. Each certificate of stock shall be numbered and bear the manual or facsimile signatures of the chairman of the board of directors, a vice chairman of the board of directors, the president, or vice president and secretary or assistant secretary.

Section 2. FORM OF CERTIFICATE: The form of stock certificates shall be as prescribed from time to time by resolution of the board of directors.

Section 3. RECORD HOLDER OF SHARES: The company shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claims to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the General Corporation Law of the State of Delaware. The company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner.

Section 4. LOST STOCK CERTIFICATE: In case of loss or destruction of a certificate of stock, a new certificate shall be issued upon satisfactory proof of such loss or destruction and the giving of security by bond, or the giving of security otherwise satisfactory to the board of directors, the chairman of the board of directors, a vice chairman of the board of directors, the executive committee or the president.

                                    ARTICLE V

                                  MISCELLANEOUS

Section 1. FISCAL YEAR: The fiscal year of the company shall be the calendar year.

Section 2. MAILING OF NOTICES: Mailing of notices to stockholders or directors shall be by depositing the same in a post office or letter box in a postpaid sealed wrapper, addressed to such stockholder or director at his, her or its address, as the same appears on the books of the company. Such notice shall be deemed to be given at the time when the same shall be thus mailed.

Section 3. CORPORATE SEAL: The corporate seal of the company shall be in such form as the board of directors shall from time to time prescribe.



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                                   ARTICLE VI

                                   AMENDMENTS

These by-laws may be amended or repealed at any meeting of the board of directors by a vote of a majority of all members of the board of directors then elected and qualified; provided, however, that such power, having been conferred upon the board of directors, shall not divest the stockholders of the power to adopt, amend, or repeal by-laws.



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